Exhibit 99.1

Armstrong World Industries Reports

Fourth Quarter and Full Year 2017 Results

Key Highlights

•	As reported net sales of $214.3 million, up 9% versus the prior year quarter, with both Mineral Fiber and Architectural Specialties segments contributing to growth
•	Operating income from continuing operations of $51.7 million, up 28% versus the prior year quarter
•	Adjusted EBITDA up 9% versus the prior year quarter driven by higher volumes and AUV
•	2018 guidance: Net Sales 5-7% growth, double digit EBITDA growth, and adjusted Free Cash Flow 20-30% growth

LANCASTER, Pa., February 26, 2018 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the fourth quarter and full year.

Fourth Quarter Results from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended December 31,
	2017	2016	Change
Net sales	$214.3	$196.4	9.1%
Operating income	$51.7	$40.3	28.3%
Earnings from continuing operations	$104.1	$18.2	Favorable
Diluted earnings per share	$1.92	$0.33	Favorable

Consolidated net sales increased 9.1% compared to the prior year quarter, driven by higher Architectural Specialties volumes and higher average unit values (“AUV”) in which both positive mix and positive like for like pricing contributed.

Operating income increased over the prior year quarter, driven by SG&A savings, volume growth in both segments, positive AUV and net environmental insurance recoveries, offset by higher manufacturing and input costs and costs related to the announced closing of our St. Helens plant.

“In many ways, 2017 was a transformational year for AWI. Total company sales growth accelerated to 7% after five years of averaging less than 3% growth. Additionally, in November, we entered into an agreement to sell our EMEA and Pacific Rim businesses to Knauf, with an expectation to close in mid 2018,” said Vic Grizzle, CEO. “The pending sale, coupled with the completion of our advanced manufacturing investments, will benefit Armstrong for years to come as we further accelerate top and bottom line performance.”

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended December 31,
	2017	2016	Change
Adjusted EBITDA	$65	$59	8.6%
Adjusted net income	$27	$23	19.7%
Adjusted diluted earnings per share	$0.50	$0.41	22.0%
Adjusted free cash flow	$52	$45	15.6%

(Dollar amounts in millions)	For the Three Months Ended December 31,
	2017	2016	Change
Adjusted EBITDA
Mineral Fiber	$57	$55	2.7%
Architectural Specialties	8	4	84.5%
Unallocated Corporate	-	-	-
Consolidated Adjusted EBITDA	$65	$59	8.6%

*

The Company uses the above non-GAAP adjusted measures, as well as other non-GAAP measures mentioned below, in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods. Adjusted operating income, adjusted EBITDA, adjusted net income, and adjusted EPS exclude the impact of foreign exchange, restructuring charges and related costs, impairments, U.S. pension plan expense, AFI separation costs, environmental insurance recoveries and expenses, and certain other gains and losses. The Company excludes U.S. pension expense in the non-GAAP results as it represents the actuarial net periodic benefit cost expected to be recorded as a component of operating income and for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2018. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2017, and are reconciled to the most comparable GAAP measures in tables at the end of this release.

Consolidated adjusted operating income declined 2% and adjusted EBITDA improved 9% in the fourth quarter, when compared to the prior year quarter. Adjusted EBITDA grew driven by lower SG&A expenses, volume growth in both segments, and solid AUV fall-through to profit, which was offset by manufacturing and input costs and lower equity earnings from WAVE. Adjusted earnings per share reflects a 25% adjusted tax rate in 2017 and a 35% adjusted tax rate in 2016. Adjusted free cash flow improvement was driven primarily by higher cash earnings and lower capital expenditures.

Fourth Quarter Segment Highlights

Effective December 31, 2017, and in connection with the announced sale of our EMEA and Pacific Rim businesses, our EMEA and Pacific Rim segments have been excluded from our results of continuing operations. As a result, effective December 31, 2017 and for all periods presented, our operating segments are as follows: Mineral Fiber, Architectural Specialties and Unallocated Corporate.

Mineral Fiber

(Dollar amounts in millions)	For the Three Months Ended December 31,
	2017	2016	Change
Net sales (as reported)	$177.6	$171.7	3.4%
Operating income (as reported)	$40.4	$41.7	(3.1)%
Adjusted EBITDA	$57	$55	2.7%

Net sales increased 3.4%, driven by mid-single digit AUV expansion and slightly higher volume versus the prior year quarter.

As reported operating income decreased $1 million, driven mainly by $7 million of costs related to the announced closing of our St. Helens plant and higher manufacturing and input costs, mostly offset by $8 million of net environmental insurance recoveries and the margin impact of higher sales.

Architectural Specialties

(Dollar amounts in millions)	For the Three Months Ended December 31,
	2017	2016	Change
Net sales (as reported)	$36.8	$24.7	49.0%
Operating income (as reported)	$7.1	$4.0	77.5%
Adjusted EBITDA	$8	$4	84.5%

Net sales increased 49.0%, driven by higher volume, led by the Tectum acquisition and increased new construction activity. Operating income increased driven by the margin impact of higher volumes, partially offset by higher SG&A expenses primarily from the Tectum acquisition and investments in selling and design capabilities.

Unallocated Corporate

Unallocated corporate income of $4.1 million decreased from $5.4 million of expense in the prior year quarter primarily due to U.S. pension income in 2017 compared to U.S. pension expense in 2016.

Full Year Results from Continuing Operations

(Dollar amounts in millions)	For the Year Ended December 31,
	2017	2016	Change
Net sales (as reported)	$893.6	$837.3	6.7%
Operating income (as reported)	$255.1	$188.9	35.0%
Adjusted EBITDA	$317	$295	7.5%

Consolidated net sales increased 6.7% compared to the prior year, driven by higher AUV in which both mix and like for like pricing were positive and higher volume.

Operating income increased primarily driven by lower separation costs, $15 million of net environmental recoveries, the margin impact of higher volume, AUV improvement and a decrease in U.S. pension expense, partially offset by $7 million of costs related to the announced closing of our St. Helens plant and higher manufacturing and input costs.

Market Outlook and 2018 Guidance

“Our guidance for 2018 anticipates a slightly more favorable macro-economic climate, but is largely driven by factors within our control,” said Brian MacNeal, CFO. “We expect to deliver improved Average Unit Value (AUV) in our sales, drive productivity savings greater than inflation, and drive cost savings from our restructuring actions in St. Helens and our corporate back office, especially in the second half of the year.”

Earnings Webcast

Management will host a live Internet broadcast beginning at 11:00 a.m. Eastern time today, to discuss fourth quarter and full year results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its quarterly report on Form 10-K for the year ended December 31, 2017 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a global leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions. For more information, visit www.armstrongceilings.com.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions, except for per-share amounts, quarterly data is unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net sales	$214.3	$196.4	$893.6	$837.3
Cost of goods sold	147.8	128.1	569.8	531.5
Selling, general and administrative expenses	29.9	42.6	135.7	155.5
Separation costs	-	1.5	-	34.5
Equity earnings from joint venture	(15.1)	(16.1)	(67.0)	(73.1)
Operating income	51.7	40.3	255.1	188.9
Interest expense	8.8	11.2	35.4	49.5
Other non-operating (income), net	(0.5)	(1.8)	(2.4)	(11.2)
Earnings from continuing operations before income taxes	43.4	30.9	222.1	150.6
Income tax expense	(60.7)	12.7	1.5	51.3
Earnings from continuing operations	$104.1	$18.2	$220.6	$99.3
Net (loss) gain from discontinued operations, net of tax expense (benefit) of ($5.1), ($6.7), $3.6 and ($0.9)	4.9	10.3	4.2	(9.9)
Net (loss) gain on disposal of discontinued business, net of tax expense (benefit) of $1.3, $1.4, ($4.1) and ($15.2)	(75.3)	(1.4)	(70.0)	15.3
Net (loss) gain from discontinued operations	(70.4)	8.9	(65.8)	5.4
Net earnings	$33.7	$27.1	$154.8	$104.7
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	3.6	(19.4)	24.5	(33.2)
Derivative (loss) gain	1.7	6.3	(0.3)	7.5
Pension and postretirement adjustments	14.9	25.4	33.7	49.3
Total other comprehensive income	20.2	12.3	57.9	23.6
Total comprehensive income	$53.9	$39.4	$212.7	$128.3
Earnings per share of common stock, continuing operations:
Basic	$1.96	$0.33	$4.12	$1.79
Diluted	$1.92	$0.33	$4.08	$1.78
Earnings per share of common stock, discontinued operations:
Basic	$(1.32)	$0.16	$(1.23)	$0.09
Diluted	$(1.31)	$0.16	$(1.22)	$0.09
Net earnings per share of common stock:
Basic	$0.63	$0.50	$2.89	$1.88
Diluted	$0.63	$0.49	$2.86	$1.87
Average number of common shares outstanding:
Basic	53.3	54.7	53.3	55.4
Diluted	53.9	55.0	53.9	55.7

The following tables present consolidated summary financial information for AWI on a continuing operations basis for each quarterly period and full year of 2017 and 2016.

	CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(amounts in millions)	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Net sales	$219.8	$225.6	$233.9	$214.3	$893.6
Cost of goods sold	136.4	135.3	150.3	147.8	569.8
Gross profit	83.4	90.3	83.6	66.5	323.8
Selling, general and administrative expenses	36.5	32.9	36.4	29.9	135.7
Equity earnings from joint venture	(18.3)	(19.7)	(13.9)	(15.1)	(67.0)
Operating income	$65.2	$77.1	$61.2	$51.7	$255.1

(a)	Represents costs related to the separation of Armstrong Flooring, Inc. (“AFI”) in April 2016

	CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Net sales	$200.1	$214.8	$226.0	$196.4	$837.3
Cost of goods sold	129.4	135.3	138.7	128.1	531.5
Gross profit	70.7	79.5	87.3	68.3	305.8
Selling, general and administrative expenses	36.2	37.6	39.1	42.6	155.5
Separation costs (a)	27.1	3.9	2.0	1.5	34.5
Equity earnings from joint venture	(18.1)	(19.9)	(19.0)	(16.1)	(73.1)
Operating income	$25.5	$57.9	$65.2	$40.3	$188.9

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions)

(Unaudited)

(amounts in millions)	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Net sales to external customers
Mineral Fiber	$189.8	$190.1	$199.0	$177.5	$756.4
Architectural Specialties	30.0	35.5	34.9	36.8	137.2
Total net sales to external customers	$219.8	$225.6	$233.9	$214.3	$893.6

(amounts in millions)	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Segment operating income (loss)
Mineral Fiber	$55.1	$63.7	$72.7	$40.4	$231.9
Architectural Specialties	4.8	8.1	7.7	7.1	27.7
Unallocated Corporate	5.2	5.4	(19.2)	4.1	(4.5)
Total consolidated operating income	$65.2	$77.1	$61.2	$51.7	$255.1

(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Net sales to external customers
Mineral Fiber	$176.8	$187.8	$200.3	$171.7	$736.6
Architectural Specialties	23.3	27.0	25.7	24.7	100.7
Total net sales to external customers	$200.1	$214.8	$226.0	$196.4	$837.3

(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Segment operating income (loss)
Mineral Fiber	$54.0	$61.2	$67.0	$41.7	$223.9
Architectural Specialties	4.9	5.6	4.8	4.0	19.2
Unallocated Corporate	(33.5)	(8.9)	(6.5)	(5.4)	(54.2)
Total consolidated operating income	$25.5	$57.9	$65.3	$40.3	$188.9

Selected Balance Sheet Information

(Amounts in millions)

(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Current assets	$648.9	$406.2
Property, plant and equipment, net	499.9	465.2
Other noncurrent assets	724.7	886.6
Total assets	$1,873.5	$1,758.0
Liabilities and shareholders’ equity
Current liabilities	$269.9	$224.1
Noncurrent liabilities	1,184.3	1,267.5
Equity	419.3	266.4
Total liabilities and shareholders’ equity	$1,873.5	$1,758.0

Selected Cash Flow Information

(Amounts in millions)

(Unaudited)

	Year Ended December 31,
	2017	2016
Net earnings	$154.8	$104.7
Other adjustments to reconcile net earnings to net cash provided by operating activities	89.3	136.8
Changes in operating assets and liabilities, net	(73.7)	(192.2)
Net cash provided by (used for) operating activities	170.4	49.3
Net cash (used for) investing activities	(54.2)	(17.0)
Net cash (used for) financing activities	(102.7)	(128.9)
Effect of exchange rate changes on cash and cash equivalents	4.2	(6.3)
Net (decrease) in cash and cash equivalents	17.7	(102.9)
Cash and cash equivalents at beginning of year	141.9	244.8
Cash and cash equivalents at end of period	$159.6	$141.9

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of foreign exchange, restructuring charges and related costs, impairments, U.S. pension plan income/expense, separation costs and certain other gains and losses. The Company excludes U.S. pension income/expense in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded as a component of operating income and for all periods presented, the Company was not required and did not make cash contributions to the U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2018. Adjusted free cash flow is defined as cash from operations and dividends received from the WAVE joint venture, less expenditures for property and equipment, and is adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company has available for discretionary uses, after expenditures for capital commitments and adjustments for acquisitions and divestitures. Adjusted figures are reported in comparable dollars using the budgeted exchange rate for 2017. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

In the following charts, numbers may not sum due to rounding.

Consolidated Results From Continuing Operations – Adjusted EBITDA

	CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Earnings from continuing operations, Reported	$35	$44	$37	$104	$221
Add (Less): Tax expense (benefit)	22	24	16	(61)	1
Earnings before tax, Reported	$57	$68	$53	$43	$222
Less: Interest/other income and expense, net	(8)	(9)	(8)	(9)	(33)
Operating Income, Reported	$65	$77	$61	$52	$255
(Less) Add: U.S. Pension (Credit) Expense(1)	(6)	(6)	14	(7)	(5)
Add: Cost Reduction Initiatives	-	-	-	7	7
Add: Net Proforma International Allocations, Other	2	1	4	1	8
Add (Less): Net Environmental Expense (Recoveries)	1	(2)	(5)	(8)	(15)
Add: D&A	14	14	19	20	67
Adjusted EBITDA	$75	$84	$93	$65	$317

(1) U.S. pension expense represents the actuarial net periodic benefit cost expected to be recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

	MINERAL FIBER
	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Operating Income, Reported	$55	$64	$73	$40	$232
Add: Cost Reduction Initiatives	-	-	-	7	7
Add: Net Proforma International Allocations, Other	1	-	3	1	5
Add (Less): Net Environmental Expense (Recoveries)	1	(2)	(5)	(8)	(15)
Add: D&A	14	14	14	17	58
Adjusted EBITDA	$70	$76	$84	$57	$287

	ARCHITECTURAL SPECIALTIES
	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Operating Income, Reported	$5	$8	$8	$7	$28
Add: D&A	-	-	1	1	2
Adjusted EBITDA	$5	$8	$9	$8	$30

	UNALLOCATED CORPORATE
	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Operating Income, Reported	$5	$5	$(19)	$4	$(5)
(Less) Add: U.S. Pension (Credit) Expense	(6)	(6)	14	(7)	(5)
Add: Net Proforma International Allocations	1	1	1	1	3
Add: D&A	-	-	4	2	6
Adjusted EBITDA	$-	$-	$-	$-	$-

	CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Earnings from continuing operations, Reported	$-	$27	$55	$18	$99
Add: Tax expense	10	24	5	13	51
Earnings before tax, Reported	$10	$51	$59	$31	$151
Less: Interest/other income and expense, net	(16)	(7)	(6)	(9)	(38)
Operating Income, Reported	26	58	65	40	189
(Less) Add: U.S. Pension (Credit) Expense(1)	3	3	3	4	13
Add: Separation Expenses	27	4	2	1	34
Add: Unallocated Corporate costs pre-AFI	2	1	1	-	4
Add: D&A	13	14	14	14	55
Adjusted EBITDA	$71	$80	$85	$59	$295

(1) U.S. pension expense represents the actuarial net periodic benefit cost expected to be recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

	MINERAL FIBER
(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Operating Income, Reported	$54	$61	$67	$42	$224
Add: D&A	13	13	14	13	54
Adjusted EBITDA	$67	$74	$81	$55	$278

	ARCHITECTURAL SPECIALITIES
(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Operating Income, Reported	$5	$6	$5	$4	$19
Add: D&A	-	-	-	-	1
Adjusted EBITDA	$5	$6	$5	$4	$20

	UNALLOCATED CORPORATE
(amounts in millions)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Operating Income, Reported	$(33)	$(9)	$(6)	$(5)	$(54)
(Less) Add: U.S. Pension (Credit) Expense	3	3	3	4	13
Add: Separation Expenses	27	4	2	1	34
Add: Unallocated Corporate costs pre-AFI	2	1	1	-	4
Add: D&A	-	-	-	-	-
Adjusted EBITDA	$(1)	$(1)	$-	$-	$(3)

Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operations	$65	$52	$170	$49
Less: net cash (used for) investing	(13)	(10)	(54)	(17)
Add: Acquisitions	-	-	31	-
Add: Separation payments	-	3	-	54
Add: Cash flows attributable to AFI	-	-	-	16
Add: Interest rate swap settlement	-	-	-	11
Add: Other	-	-	-	4
Adjusted Free Cash Flow	$52	$45	$147	$117

Consolidated Results From Continuing Operations – Adjusted Diluted Earnings Per Share

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2017		2016		2017		2016
	Total	Per Diluted Share(3)	Total	Per Diluted Share(3)	Total	Per Diluted Share(3)	Total	Per Diluted Share(3)
Earnings from continuing operations, As Reported	$104	$1.92	$18	$0.33	$221	$4.08	$99	$1.78
(Less) Add: Income tax (benefit) expense, as reported	(61)		13		1		51
Earnings from continuing operations before income taxes, As Reported	$43		$31		$222		$151
(Less) Add: U.S. pension (credit) expense(1)	(7)		4		(5)		13
Add: Cost reduction initiatives	7		-		7		-
Add: Net Proforma International Allocations	1		-		8		-
Less: Net Environmental Recoveries	(8)		-		(15)		-
Add: Separation costs	-		1		-		34
Add: Unallocated Corporate costs pre-AFI	-		-		-		4
Add: Settlement of interest rate swap(2)	-		-		-		11
Adjusted earnings from continuing operations before income taxes	$36		$36		$217		$212
Add: Adjusted tax (expense) @ 25% for 2017 and 35% for 2016	(9)		(13)		(54)		(74)
Adjusted net income	$27	$0.50	$23	$0.41	$163	$3.02	$138	$2.46

(1) U.S. pension (credit) expense represents the actuarial net periodic pension (credit) cost recorded as a component of operating income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan based on guidelines established by the Pension Benefit Guaranty Corporation.

(2) Adjusted results exclude $10.7 million of interest expense recorded in 2016 related to the settlement of interest rate swaps incurred in connection with the Company’s refinancing of its credit facility.

(3) Based on ~54 million diluted shares outstanding for the three months and year ended December 31, 2017 and ~56 million diluted shares outstanding for the three months and year ended December 31, 2016.

Adjusted Net Sales Guidance

	For the Year Ending December 31, 2018
	Low		High
Reported net sales	$935	to	$955

Adjusted EBITDA Guidance

	For the Year Ending December 31, 2018
	Low		High
Net income	$205	to	$215
Add: Interest expense	35		35
Add: Income tax expense	65		70
Operating income	$305	to	$320
Add: U.S. pension expense(1)	(20)		(20)
Add: D&A	60		60
Adjusted EBITDA	$345	to	$360

(1) U.S. pension (credit) represents the actuarial net periodic benefit cost expected to be recorded as a component of operating income. We do not expect to make cash contributions to our U.S. Retirement Income Plan in 2018 based on guidelines established by the Pension Benefit Guaranty Corporation.

Adjusted Diluted Earnings Per Share (EPS) Guidance

	For the Year Ending December 31, 2018
	Low	Per Diluted Share(1)		High	Per Diluted Share(1)
Net income	$205	$3.87	to	$215	$4.06
Add: Interest expense	35			35
Add: Income tax expense	65			70
Operating income	$305		to	$320
Add: U.S. pension expense(1)	(20)			(20)
Less: Interest expense	(35)			(35)
Adjusted earnings before income taxes	$250		to	$265
Less: Income tax expense	(63)			(66)
Adjusted net income	$187	$3.53	to	$199	$3.75

(1) Adjusted EPS guidance for 2018 is calculated based on an adjusted effective tax rate of 25% and based on ~53 million of diluted shares outstanding.

(2) U.S. pension (credit) represents the actuarial net periodic pension credit expected to be recorded as a component of operating income.

Adjusted Free Cash Flow Guidance

	For the Year Ending December 31, 2018
	Low		High
Net cash provided by operating activities	$175	to	$190
Add: Return of investment from joint venture	70		70
Adjusted net cash provided by operating activities	$245	to	$260
Less: Capital expenditures	(70)		(70)
Adjusted Free Cash Flow	$175	to	$190

Source: Armstrong World Industries